Callaway Golf Company Announces Full Year 2017 Financial Results, Reflecting 20% Sales Growth And Significant Increases In Operating Performance And Cash Generation; And Provides 2018 Financial Guidance

- Full year 2017 net sales of $1,049 million, a 20% increase compared to 2016.

- Full year 2017 operating income of $79 million, a 78% increase compared to $44 million of operating income in 2016.

- Full year 2017 cash from operations of $118 million, a 52% increase compared to $78 million in 2016.

- Projected full year 2018 net sales are estimated to increase 6% - 8% compared to 2017.

CARLSBAD, Calif., Feb. 7, 2018 /PRNewswire/ -- Callaway Golf Company (NYSE:ELY) announced today its full year 2017 financial results and provided financial guidance for 2018.

"2017 was another exciting year for Callaway Golf," commented Chip Brewer, President and Chief Executive Officer of Callaway Golf Company. "On a full year basis compared to 2016, our net sales increased $178 million (20%), our gross margins increased 160 basis points, and our Adjusted EBITDA increased 72% to $100 million. These results were fueled by the success of our 2017 product line, including the EPIC woods and irons, and reflect the benefits of our strategy of investing in areas tangential to golf as the OGIO and TravisMathew acquisitions led a $100+ million increase in net sales in our Gear, Accessories and Other operating segment."

Mr. Brewer continued, "Admittedly, our success in 2017 has made 2018 a high hurdle, but we believe we are up to the challenge. Looking ahead, we are encouraged not only by improving golf industry fundamentals but also by the strength of our 2018 product line. The initial enthusiasm surrounding the Rogue line of woods and irons has been strong due to the new and improved Jailbreak Technology that we incorporated into the driver as well as the fairway woods and hybrids. Our 2018 iron lineup is our strongest ever and we are also excited about the great leap in Graphene technology in our new Chrome Soft golf balls. Lastly, our brand momentum remains strong and we believe we continue to be the #1 golf club brand both in the U.S. and on a global basis."

GAAP and Non-GAAP Results

In addition to the Company's results prepared in accordance with GAAP, the Company provided information on a non-GAAP basis. The purpose of this non-GAAP presentation is to provide additional information to investors regarding the underlying performance of the Company's business without certain non-recurring items and on a more comparable tax basis as described below.

This non-GAAP information presents the Company's financial results for the fourth quarter and full year of 2017 excluding the non-recurring transaction and transition-related expenses for the OGIO and TravisMathew acquisitions ($2 million in Q4 and $11 million for the full year) and the non-recurring impacts of the recent 2017 Tax Cuts and Jobs Act (the "Tax Legislation") and other non-recurring tax adjustments which collectively resulted in a net additional $3 million of tax expense for Q4 and the full year.

Additionally, the full year presentation of non-GAAP results excludes from the 2016 results a gain of $18 million from the sale of a small portion of the Company's Topgolf investment. Lastly, in order to make 2016 more comparable to 2017 for evaluation purposes, the Company has also presented Q4 and full year 2016 results on a non-GAAP basis by excluding the impact of the valuation allowance reversal and then using an annual effective tax rate of 41.3%. The Company also provided information concerning its earnings before interest, taxes, depreciation and amortization expense, the non-recurring OGIO and TravisMathew transaction and transition-related costs and the Topgolf gain ("Adjusted EBITDA").

The manner in which this non-GAAP information is derived is discussed further toward the end of this release, and the Company has provided in the tables to this release a reconciliation of the non-GAAP information to the most directly comparable GAAP information.

Summary of Full Year 2017 Financial Results

The Company announced the following GAAP and non-GAAP financial results for full year 2017 (in millions, except gross margin and EPS):

2017 RESULTS (GAAP)					NON-GAAP PRESENTATION
	2017	2016	Change		2017 non-GAAP	2016 non-GAAP	Change
Net Sales	$1,049	$871	$178		$1,049	$871	$178
Gross Profit Gross Margin	$480 45.8%	$385 44.2%	$95 160 b.p.		$483 46.0%	$385 44.2%	$98 180 b.p.
Operating Expenses	$402	$341	$61		$393	$341	$52
Operating Income	$79	$44	$35		$90	$44	$46
Income Tax Provision/(Benefit)	$26	($133)	$159		$27	$17	$10
Net Income	$41	$190	($149)		$51	$23	$28
Diluted EPS	$0.42	$1.98	($1.56)		$0.53	$0.24	$0.29

			2017	2016	Change
		Adjusted EBITDA	$100	$58	$42

For the full year 2017, the Company's net sales increased $178 million to $1,049 million compared to $871 million for 2016. The 20% increase in net sales reflects increases in all operating segments and in all reporting regions, as well as market share gains in those regions. These increases are attributable to the strength of the Company's 2017 product line, including continued success of the current year EPIC driver and fairway woods, increased golf ball sales, and increased gear, accessories and other primarily as a result of the Company's acquisitions of TravisMathew and OGIO and the Company's apparel joint venture in Japan which was formed in July 2016.

For the full year 2017, the Company's gross margin increased to 45.8% compared to 44.2% for 2016. The 160 basis point increase was primarily due to a favorable shift in product mix toward the higher margin EPIC woods and irons combined with overall higher average selling prices, less discounting and lower promotional activity.

Operating expenses increased $61 million to $402 million for 2017 compared to $341 million for 2016. This increase is primarily due to the addition in 2017 of incremental operating expenses from the Japan apparel joint venture (which was formed in July 2016), higher variable expense due to the increase in sales, increased investment in marketing and tour, the consolidation of the OGIO and TravisMathew businesses, as well as $9 million in TravisMathew and OGIO non-recurring transaction and transition-related expenses.

For 2017, earnings per share was $0.42, compared to $1.98 for 2016. On a non-GAAP basis, which excludes the impact of the 2017 TravisMathew and OGIO non-recurring expenses, excludes the 2017 non-recurring, non-cash tax expenses, excludes the 2016 Topgolf gain and excludes the reversal of the valuation allowance in 2016 as discussed above, the Company would have reported earnings per share for 2017 of $0.53, compared to earnings per share of $0.24 for 2016.

Summary of Fourth Quarter 2017 Financial Results

The Company announced the following GAAP and non-GAAP financial results for the fourth quarter of 2017 (in millions, except gross margin and EPS):

2017 RESULTS (GAAP)					NON-GAAP PRESENTATION
	Q4 2017	Q4 2016	Change		Q4 2017 non-GAAP	Q4 2016 non-GAAP	Change
Net Sales	$192	$164	$28		$192	$164	$28
Gross Profit Gross Margin	$80 41.6%	$63 38.6%	$17 300 b.p.		$81 42.4%	$63 38.6%	$18 380 b.p.
Operating Expenses	$100	$80	$20		$100	$80	$20
Operating Income/(Loss)	($20)	($17)	($3)		($19)	($17)	($2)
Income Tax Provision/(Benefit)	($4)	($137)	$133		($7)	($5)	($2)
Net Income/(Loss)	($19)	$123	($142)		($15)	($9)	($6)
Diluted EPS	($0.20)	$1.28	($1.48)		($0.15)	($0.09)	($0.06)

			Q4 2017	Q4 2016	Change
		Adjusted EBITDA	($15)	($10)	($5)

For the fourth quarter of 2017, the Company's net sales increased $28 million to $192 million compared to $164 million for the same period in 2016. The 17% increase in net sales is attributable to the continued success of the EPIC driver and fairway woods and increased net sales of gear, accessories and other primarily as a result of the Company's recent acquisitions of OGIO and TravisMathew.

For the fourth quarter of 2017, the Company's gross margin was 41.6% compared to fourth quarter 2016 gross margin of 38.6%. The 300 basis point increase was primarily due to a favorable shift in product mix toward the higher margin EPIC woods combined with overall higher average selling prices.

Operating expenses increased $20 million to $100 million in the fourth quarter of 2017 compared to $80 million for the same period in 2016. This increase is primarily due to the addition in 2017 of operating expenses from the consolidation of the OGIO and TravisMathew businesses, higher variable expense due to the increase in sales and increased spend in research, marketing and tour.

Fourth quarter 2017 loss per share was ($0.20), compared to earnings per share of $1.28 for the fourth quarter of 2016. On a non-GAAP basis, which excludes the impact of the non-recurring OGIO and TravisMathew transaction and transition-related expenses, excludes the non-recurring, non-cash tax adjustments in 2017 and excludes the reversal of the valuation allowance in 2016 as discussed above, the Company would have reported a loss per share for the fourth quarter of 2017 of ($0.15), compared to a loss per share of ($0.09) for the fourth quarter of 2016.

Business Outlook for 2018

Basis for 2017 Non-GAAP Results. In order to make the 2018 guidance more comparable to 2017, as discussed above, the Company has presented 2017 results on a non-GAAP basis by excluding from 2017 the non-recurring expenses related to OGIO and TravisMathew. Furthermore, the Company excluded from full year 2017 the non-cash, non-recurring tax expense items mentioned above.

Full Year 2018

(in millions, except gross margin and EPS):
Full Year 2018	2018 GAAP Estimate	2017 Non-GAAP Results
Net Sales	$1,115 - $1,135	$1,049
Gross Margin	46.5%	46.0%
Operating Expenses	$426	$393
Earnings Per Share	$0.64 - $0.70	$0.53

The Company estimates full year 2018 net sales growth of 6% - 8%. The increase is driven by 2-3% growth in the core business with the balance coming from a full year of TravisMathew operating results as well as continued double digit growth in that business. This assumes a flat to slightly improving overall market and slight favorability in foreign currency rates.

The Company estimates that its 2018 gross margin will be approximately 50 basis points higher than 2017. This increase is being driven by continued pricing opportunities as well as a positive mix benefit of the TravisMathew business, which generally has higher gross margins than the Company's equipment business.

The Company estimates that its 2018 operating expenses will be approximately $33 million higher than the non-GAAP 2017 operating expenses. This increase is being driven primarily by the addition of a full year of expenses for the TravisMathew business as well as higher variable expense related to the projected increased sales and select investments in the core business including R&D, tour, selling, and marketing.

The Company's 2018 earnings per share estimate assumes an effective tax rate of approximately 26% due to the reduced tax rates under the Tax Legislation as compared to 2017 full year non-GAAP effective tax rate of 34%. These estimates also assume a base of 97 million shares in 2018, approximately flat with 2017.

First Quarter 2018

(in millions, except gross margin and EPS):
First Quarter 2018	2018 GAAP Estimate	2017 Non-GAAP Results
Net Sales	$365 - $375	$309
Earnings Per Share	$0.48 - $0.52	$0.30

The Company estimates first quarter 2018 net sales growth of 18% - 21%. The increase is driven by launch timing in the core business as well as the addition of the TravisMathew business. Along with launching the Rogue woods, the Company is also launching a full line of Rogue irons, new MD4 wedges and a new Chrome Soft line of golf balls.

Conference Call and Webcast

The Company will be holding a conference call at 2:00 p.m. PT today to discuss the Company's financial results, outlook and business. The call will be broadcast live over the Internet and can be accessed at http://ir.callawaygolf.com/. To listen to the call, and to access the Company's presentation materials, please go to the website at least 15 minutes before the call to register and for instructions on how to access the broadcast. A replay of the conference call will be available approximately three hours after the call ends, and will remain available through 9:00 p.m. PT on February 14, 2018. The replay may be accessed through the Internet at http://ir.callawaygolf.com/.

Non-GAAP Information

The GAAP results contained in this press release and the financial statement schedules attached to this press release have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). To supplement the GAAP results, the Company has provided certain non-GAAP financial information as follows:

Constant Currency Basis. The Company provided certain information regarding the Company's financial results or projected financial results on a "constant currency basis." This information estimates the impact of changes in foreign currency rates on the translation of the Company's current or projected future period financial results as compared to the applicable comparable period. This impact is derived by taking the current or projected local currency results and translating them into U.S. Dollars based upon the foreign currency exchange rates for the applicable comparable period. It does not include any other effect of changes in foreign currency rates on the Company's results or business.

Adjusted EBITDA. The Company provides information about its results excluding interest, taxes, depreciation and amortization expenses, as well as non-recurring OGIO and TravisMathew transaction-related expenses and the second quarter 2016 gain realized from the sale of a small portion of the Company's Topgolf investment.

Other Adjustments. The Company presents certain of its financial results (i) excluding tax benefits received from the reversal of a significant portion of its deferred tax valuation allowance, (ii) excluding gains from the sale of a small portion of its Topgolf investment, (iii) excluding the non-recurring OGIO and TravisMathew transaction-related expenses and (iv) by applying an assumed estimated statutory tax rate of 38.5% to interim period results for 2016.

In addition, the Company has included in the schedules to this release a reconciliation of certain non-GAAP information to the most directly comparable GAAP information. The non-GAAP information presented in this release and related schedules should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP. The non-GAAP information may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management uses such non-GAAP information for financial and operational decision-making purposes and as a means to evaluate period-over-period comparisons and in forecasting the Company's business going forward. Management believes that the presentation of such non-GAAP information, when considered in conjunction with the most directly comparable GAAP information, provides additional useful comparative information for investors in their assessment of the underlying performance of the Company's business without regard to these items. The Company has provided reconciling information in the attached schedules.

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, performance or prospects, including statements relating to the Company's estimated 2018 sales, gross margins, operating expenses, and earnings per share (or related tax rate and share count), future industry or market conditions, and the assumed benefits to be derived from investments in the Company's core business or the OGIO and TravisMathew acquisitions, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These statements are based upon current information and expectations. Accurately estimating the forward-looking statements is based upon various risks and unknowns, including unanticipated delays, difficulties or increased costs in integrating the acquired OGIO and TravisMathew businesses or implementing the Company's growth strategy generally; any changes in U.S. trade, tax or other policies, including impacts of the 2017 Tax Cuts and Jobs Act or restrictions on imports or an increase in import tariffs; consumer acceptance of and demand for the Company's products; competitive pressures; the level of promotional activity in the marketplace; unfavorable weather conditions; future consumer discretionary purchasing activity, which can be significantly adversely affected by unfavorable economic or market conditions; future retailer purchasing activity, which can be significantly negatively affected by adverse industry conditions and overall retail inventory levels; and future changes in foreign currency exchange rates and the degree of effectiveness of the Company's hedging programs. Actual results may differ materially from those estimated or anticipated as a result of these risks and unknowns or other risks and uncertainties, including continued compliance with the terms of the Company's credit facilities; delays, difficulties or increased costs in the supply of components or commodities needed to manufacture the Company's products or in manufacturing the Company's products; the ability to secure professional tour player endorsements at reasonable costs; any rule changes or other actions taken by the USGA or other golf association that could have an adverse impact upon demand or supply of the Company's products; a decrease in participation levels in golf; and the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company's products or on the Company's ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties that could affect these statements, the golf industry, and the Company's business, see the Company's Annual Report on Form 10-K for the year ended December 31, 2016 as well as other risks and uncertainties detailed from time to time in the Company's reports on Forms 10-K, 10-Q and 8-K subsequently filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Callaway Golf
Through an unwavering commitment to innovation, Callaway Golf Company (NYSE:ELY) creates products designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells bags, accessories and apparel in the golf and lifestyle categories, under the Callaway Golf®, Odyssey®, OGIO and TravisMathew brands worldwide. For more information please visit www.callawaygolf.com, www.odysseygolf.com, www.OGIO.com, and www.travismathew.com.

Contacts:	Brian Lynch
Patrick Burke
(760) 931-1771

CALLAWAY GOLF COMPANY
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
(In thousands)

	December 31, 2017	December 31, 2016
ASSETS

Current assets:
Cash and cash equivalents	$85,674	$125,975
Accounts receivable, net	94,725	127,863
Inventories	262,486	189,400
Other current assets	23,099	17,187
Total current assets	465,984	460,425

Property, plant and equipment, net	70,227	54,475
Intangible assets, net	282,187	114,324
Investment in golf-related ventures	70,495	48,997
Deferred taxes, net	91,398	114,707
Other assets	10,866	8,354
Total assets	$991,157	$801,282

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$176,127	$132,521
Accrued employee compensation and benefits	40,173	32,568
Asset-based credit facilities	87,755	11,966
Accrued warranty expense	6,657	5,395
Other current liabilities	2,367	—
Income tax liability	1,295	4,404
Total current liabilities	314,374	186,854

Long-term liabilities	17,408	5,828
Total Callaway Golf Company shareholders' equity	649,631	598,906
Non-controlling interest in consolidated entity	9,744	9,694
Total liabilities and shareholders' equity	$991,157	$801,282

CALLAWAY GOLF COMPANY
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended December 31,
	2017	2016
Net sales	$191,657	$163,695
Cost of sales	111,991	100,584
Gross profit	79,666	63,111
Operating expenses:
Selling	65,272	52,013
General and administrative	25,177	19,485
Research and development	9,669	8,376
Total operating expenses	100,118	79,874
Loss from operations	(20,452)	(16,763)
Other income (expense), net	(2,678)	3,768
Loss before income taxes	(23,130)	(12,995)
Income tax benefit	(4,354)	(137,193)
Net income (loss)	(18,776)	124,198
Less: Net income attributable to non-controlling interests	610	927
Net income (loss) attributable to Callaway Golf Company	$(19,386)	$123,271

Earnings (loss) per common share:
Basic	($0.20)	$1.31
Diluted	($0.20)	$1.28
Weighted-average common shares outstanding:
Basic	94,573	94,114
Diluted	94,573	96,316

	Year Ended December 31,
	2017	2016
Net sales	$1,048,736	$871,192
Cost of sales	568,288	486,181
Gross profit	480,448	385,011
Operating expenses:
Selling	270,890	235,556
General and administrative	94,153	71,969
Research and development	36,568	33,318
Total operating expenses	401,611	340,843
Income from operations	78,837	44,168
Gain on sale of golf-related ventures	—	17,662
Other expense, net	(10,782)	(3,437)
Income before income taxes	68,055	58,393
Income tax provision (benefit)	26,388	(132,561)
Net income	41,667	190,954
Less: Net income attributable to non-controlling interests	861	1,054
Net income attributable to Callaway Golf Company	$40,806	$189,900

Earnings per common share:
Basic	$0.43	$2.02
Diluted	$0.42	$1.98
Weighted-average common shares outstanding:
Basic	94,329	94,045
Diluted	96,577	95,845

CALLAWAY GOLF COMPANY
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW
(Unaudited)
(In thousands)

	Year Ended December 31,
	2017	2016
Cash flows from operating activities:
Net income	$41,667	$190,954
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,605	16,586
Inventory step-up amortization	3,112	—
Deferred taxes, net	24,594	(141,447)
Non-cash share-based compensation	12,647	8,965
(Gain)/loss on disposal of long-lived assets	1,490	(116)
Gain on sale of golf related investments	—	(17,662)
Unrealized losses (gains) on foreign currency hedges	1,023	(683)
Changes in assets and liabilities	15,561	21,113
Net cash provided by operating activities	117,699	77,710

Cash flows from investing activities:
Acquisitions, net of cash acquired	(183,478)	—
Capital expenditures	(26,203)	(16,152)
Investments in golf related ventures	(21,499)	(1,448)
Proceeds from sales of property and equipment	587	20
Note receivable	—	3,104
Proceeds from sale of golf related investments	—	23,429
Net cash (used in) provided by investing activities	(230,593)	8,953

Cash flows from financing activities:
Proceeds from (repayments of) credit facilities, net	75,789	(3,003)
Proceeds from long-term debt	11,815	—
Exercise of stock options	5,362	2,637
Distributions to non-controlling interests	(974)	—
Credit facility amendment costs	(2,246)	—
Dividends paid, net	(3,773)	(3,764)
Acquisition of treasury stock	(16,617)	(5,144)
Other Financing Activity	—	20
Net cash provided by (used in) financing activities	69,356	(9,254)

Effect of exchange rate changes on cash and cash equivalents	3,237	(1,235)
Net (decrease) increase in cash and cash equivalents	(40,301)	76,174
Cash and cash equivalents at beginning of period	125,975	49,801
Cash and cash equivalents at end of period	$85,674	$125,975

CALLAWAY GOLF COMPANY
Consolidated Net Sales and Operating Segment Information and Non-GAAP Reconciliation
(Unaudited)
(In thousands)

	Net Sales by Product Category					Net Sales by Product Category
	Three Months Ended December 31,		Growth/(Decline)		Non- GAAP Constant Currency vs. 2016(1)	Year Ended December 31,		Growth/(Decline)		Non- GAAP Constant Currency vs. 2016(1)
	2017	2016	Dollars	Percent	Percent	2017	2016	Dollars	Percent	Percent
Net sales:
Woods	$45,214	$33,021	$12,193	36.9%	37.8%	$307,865	$216,094	$91,771	42.5%	44.0%
Irons	48,454	54,108	(5,654)	(10.4)%	(10.2)%	250,636	278,562	(27,926)	(10.0)%	(9.2)%
Putters	13,433	14,512	(1,079)	(7.4)%	(7.1)%	84,595	87,725	(3,130)	(3.6)%	(2.7)%
Golf balls	26,485	31,205	(4,720)	(15.1)%	(15.9)%	162,546	152,261	10,285	6.8%	7.1%
Gear/Accessories/Other	58,071	30,849	27,222	88.2%	89.7%	243,094	136,550	106,544	78.0%	80.3%
	$191,657	$163,695	$27,962	17.1%	17.5%	$1,048,736	$871,192	$177,544	20.4%	21.5%

(1) Calculated by applying 2016 exchange rates to 2017 reported sales in regions outside the U.S.

	Net Sales by Region					Net Sales by Region
	Three Months Ended December 31,		Growth/(Decline)		Non-GAAP Constant Currency vs. 2016(1)	Year Ended December 31,		Growth		Non-GAAP Constant Currency vs. 2016(1)
	2017	2016	Dollars	Percent	Percent	2017	2016	Dollars	Percent	Percent
Net Sales
United States	$94,313	$67,440	$26,873	39.8%	39.8%	$566,365	$447,613	$118,752	26.5%	26.5%
Europe	20,948	21,634	(686)	(3.2)%	(9.1)%	139,515	122,805	16,710	13.6%	16.9%
Japan	51,900	49,573	2,327	4.7%	10.0%	199,331	170,760	28,571	16.7%	21.3%
Rest of Asia	13,578	15,256	(1,678)	(11.0)%	(13.4)%	76,540	67,099	9,441	14.1%	12.2%
Other foreign countries	10,918	9,792	1,126	11.5%	8.5%	66,985	62,915	4,070	6.5%	5.3%
	$191,657	$163,695	$27,962	17.1%	17.5%	$1,048,736	$871,192	$177,544	20.4%	21.5%

(1) Calculated by applying 2016 exchange rates to 2017 reported sales in regions outside the U.S.

	Operating Segment Information					Operating Segment Information
	Three Months Ended December 31,		Growth/(Decline)			Year Ended December 31,		Growth
	2017	2016(1)	Dollars	Percent		2017	2016(1)	Dollars	Percent
Net Sales
Golf Club	$107,101	$101,641	$5,460	5.4%		$643,096	$582,381	$60,715	10.4%
Golf Ball	26,484	31,205	(4,721)	(15.1)%		162,546	152,261	10,285	6.8%
Gear/Accessories/Other	58,072	30,849	27,223	88.2%		243,094	136,550	106,544	78.0%
	$191,657	$163,695	$27,962	17.1%		$1,048,736	$871,192	$177,544	20.4%

Income (loss) before income taxes:
Golf clubs	$(7,294)	$(7,149)	$(145)	(2.0)%		$77,018	$48,489	$28,529	58.8%
Golf balls	(646)	1,968	(2,614)	(132.8)%		26,854	23,953	2,901	12.1%
Gear/Accessories/Other	3,209	1,470	1,739	118.3%		30,631	18,223	12,408	68.1%
Reconciling items(2)	(18,399)	(9,284)	(9,115)	(98.2)%		(66,448)	(32,272)	(34,176)	(105.9)%
	$(23,130)	$(12,995)	$(10,135)	(78.0)%		$68,055	$58,393	$9,662	16.5%

(1) The Company changed its operating segments as of January 1, 2017. Accordingly, prior period amounts have been reclassified to conform with the current period presentation.

(2) Represents corporate general and administrative expenses and other income (expense) not utilized by management in determining segment profitability.

CALLAWAY GOLF COMPANY
Supplemental Financial Information and Non-GAAP Reconciliation
(Unaudited)
(In thousands, except per share data)

	Three Months Ended December 31, 2017				Three Months Ended December 31, 2016
	Total As Reported	Acquisition Costs(1)	Non-Cash Tax Adjustment(2)	Non-GAAP	Total As Reported	Release of Tax VA(3)	Non-Cash Tax Adjustment(4)	Non-GAAP
Net sales	$191,657	$—	$—	$191,657	$163,695	$—	$—	$163,695
Gross profit	79,666	(1,641)	—	81,307	63,111	—	—	63,111
% of sales	41.6%	—	—	42.4%	38.6%	—	—	38.6%
Operating expenses	100,118	36	—	100,082	79,874	—	—	79,874
Loss from operations	(20,452)	(1,677)	—	(18,775)	(16,763)	—	—	(16,763)
Other income (expense), net	(2,678)	—	—	(2,678)	3,768	—	—	3,768
Loss before income taxes	(23,130)	(1,677)	—	(21,453)	(12,995)	—	—	(12,995)
Income tax (benefit) provision	(4,354)	(886)	3,394	(6,862)	(137,193)	(156,588)	24,762	(5,367)
Net income (loss)	(18,776)	(791)	(3,394)	(14,591)	124,198	156,588	(24,762)	(7,628)
Less: Net income attributable to non-controlling interests	610	—	—	610	927	—	—	927
Net income (loss) attributable to Callaway Golf Company	$(19,386)	$(791)	$(3,394)	$(15,201)	$123,271	$156,588	$(24,762)	$(8,555)

Diluted earnings (loss) per share:	($0.20)	($0.01)	($0.04)	($0.15)	$1.28	$1.63	($0.26)	($0.09)
Weighted-average shares outstanding:	94,573	94,573	94,573	94,573	96,316	96,316	96,316	96,316

(1) Represents non-recurring costs associated with the acquisitions of Ogio International, Inc. in January 2017, and TravisMathew in August 2017.

(2)  Represents approximately $7.5 million of non-recurring income tax expense resulting from the 2017 Tax Cuts and Jobs Act, partially offset by a non-recurring benefit of approximately $4.1 million related to the revaluation of taxes on intercompany transactions, resulting from the 2016 release of the valuation allowance against the Company's U.S. deferred tax assets.

(3) Non-cash tax benefit due to the reversal of a significant portion of the Company's deferred tax valuation allowance in Q4 of 2016.

(4)  In the fourth quarter of 2016, the Company reversed a significant portion of its valuation allowance on its U.S. deferred tax assets. Also as a result of the reversal, the Company was required to retroactively recognize Federal U.S. income taxes for all of 2016. For comparability to the fourth quarter of 2017, the Company applied the Company's estimated annual effective tax rate (excluding the reversal of the valuation allowance) of 41.3% to calculate pro-forma results for the fourth quarter of 2016.

CALLAWAY GOLF COMPANY
Supplemental Financial Information and Non-GAAP Reconciliation
(Unaudited)
(In thousands, except per share data)

	Year Ended December 31, 2017				Year Ended December 31, 2016
	Total As Reported	Acquisition Costs(1)	Non-Cash Tax Adjustment(2)	Non-GAAP	Total As Reported	Topgolf Gain(3)	Release of Tax VA(4)	Non-GAAP
Net sales	$1,048,736	$—	$—	$1,048,736	$871,192	$—	$—	$871,192
Gross profit	480,448	(2,439)	—	482,887	385,011	—	—	385,011
% of sales	45.8%	—	—	46.0%	44.2%	—	—	44.2%
Operating expenses	401,611	8,825	—	392,786	340,843	—	—	340,843
Income (loss) from operations	78,837	(11,264)	—	90,101	44,168	—	—	44,168
Other income (expense), net	(10,782)	—	—	(10,782)	14,225	17,662	—	(3,437)
Income (loss) before income taxes	68,055	(11,264)	—	79,319	58,393	17,662	—	40,731
Income tax provision (benefit)	26,388	(4,118)	3,394	27,112	(132,561)	7,188	(156,588)	16,839
Net income (loss)	41,667	(7,146)	(3,394)	52,207	190,954	10,474	156,588	23,892
Less: Net income attributable to non-controlling interests	861	—	—	861	1,054	—	—	1,054
Net income (loss) attributable to Callaway Golf Company	$40,806	$(7,146)	$(3,394)	$51,346	$189,900	$10,474	$156,588	$22,838

Diluted earnings (loss) per share:	$0.42	($0.07)	($0.04)	$0.53	$1.98	$0.11	$1.63	$0.24
Weighted-average shares outstanding:	96,577	96,577	96,577	96,577	95,845	95,845	95,845	95,845

(1) Represents non-recurring costs associated with the acquisitions of Ogio International, Inc. in January 2017, and TravisMathew in August 2017.

(2)  Represents approximately $7.5 million of non-recurring income tax expense resulting from the 2017 Tax Cuts and Jobs Act, partially offset by a non-recurring benefit of approximately $4.1 million related to the revaluation of taxes on intercompany transactions, resulting from the 2016 release of the valuation allowance against the Company's U.S. deferred tax assets.

(3)  Represents a gain on the sale of a small portion of the Company's Topgolf investment as well as the income tax impact on the gain due to the reversal of the Company's deferred tax valuation allowance in Q4 of 2016.

(4) Non-cash tax benefit due to the reversal of a significant portion of the Company's deferred tax valuation allowance in Q4 of 2016.

	2017 Trailing Twelve Month Adjusted EBITDA					2016 Trailing Twelve Month Adjusted EBITDA
	Quarter Ended					Quarter Ended
	March 31,	June 30,	September 30,	December 31,		March 31,	June 30,	September 30,	December 31,
	2017	2017	2017	2017	Total	2016	2016	2016	2016	Total
Net income (loss)	$25,689	$31,443	$3,060	$(19,386)	$40,806	$38,390	$34,105	$(5,866)	$123,271	$189,900
Interest expense, net	715	550	642	2,004	3,911	621	347	431	348	1,747
Income tax provision (benefit)	13,206	16,050	1,486	(4,354)	26,388	1,401	1,937	1,294	(137,193)	(132,561)
Depreciation and amortization expense	4,319	4,178	4,309	4,799	17,605	4,157	4,180	4,204	4,045	16,586
EBITDA	$43,929	$52,221	$9,497	$(16,937)	$88,710	$44,569	$40,569	$63	$(9,529)	$75,672
Gain on sale of Topgolf investments	—	—	—	—	—	—	(17,662)	—	—	(17,662)
OGIO and TravisMathew acquisition costs	3,956	2,254	3,377	1,677	11,264	—	—	—	—	—
Adjusted EBITDA	$47,885	$54,475	$12,874	$(15,260)	$99,974	$44,569	$22,907	$63	$(9,529)	$58,010

CALLAWAY GOLF COMPANY
Consolidated Net Sales by Product Category Reclassified For New Segment Presentation
(Unaudited)
(In thousands)

Effective January 1, 2017, the Company changed its operating segments and established a new operating segment, Gear, Accessories and Other. As a result of this change, the Golf Clubs operating segment is now comprised of the woods, irons and putters product categories, and the Golf Ball operating segment is comprised of golf balls. The accessories and other product category, which was previously reported within the Golf Clubs operating segment, is now included in the new Gear, Accessories and Other operating segment. Accordingly, as a result of this change, net sales by product category for 2016 and all interim periods therein were reclassified to conform with the new operating segment presentation as follows: (i) sales of pre-owned clubs, which were previously in accessories and other, are now reported by product type within woods, irons and putters; (ii) sales of packaged sets, which were previously reported in accessories and other, are now reported within irons; and (iii) sales of golf apparel and footwear, golf bags, golf gloves, travel gear, headwear and other golf-related accessories, retail apparel sales from the Company's joint venture in Japan, in addition to royalties from licensing of the Company's trademarks and service marks for various soft goods, which were previously reported in accessories and other, are now reported in the Gear, Accessories and Other operating segment.

The table below represents the Company's 2016 consolidated net sales by product category as previously reported.

	Three Months Ended								Year Ended
	March 31, 2016		June 30, 2016		September 30, 2016		December 31, 2016		December 31, 2016
Net sales:
Woods	$86,070	31.4%	$50,478	20.6%	$35,733	19.0%	$29,532	18.0%	$201,813	23.2%
Irons	59,232	21.6%	63,416	25.8%	50,272	26.8%	39,027	23.8%	211,947	24.3%
Putters	29,750	10.9%	25,013	10.2%	17,290	9.2%	13,989	8.5%	86,042	9.9%
Golf balls	41,416	15.1%	46,996	19.1%	32,640	17.4%	31,205	19.1%	152,257	17.5%
Gear, accessories and other	57,585	21.0%	59,691	24.3%	51,915	27.6%	49,942	30.5%	219,133	25.2%
	$274,053	100.0%	$245,594	100.0%	$187,850	100.0%	$163,695	100.0%	$871,192	100.0%

The table below represents the Company's 2016 consolidated net sales by product category reclassified to conform with the new segment presentation in the comparable periods of 2017.

	Reclassified
	Three Months Ended								Year Ended
	March 31, 2016		June 30, 2016		September 30, 2016		December 31, 2016		December 31, 2016
Net sales:
Woods	$89,248	32.6%	$54,583	22.2%	$39,332	20.9%	$33,021	20.2%	$216,094	24.8%
Irons	75,600	27.6%	84,458	34.4%	64,305	34.2%	54,108	33.1%	278,562	32.0%
Putters	30,213	11.0%	25,410	10.3%	17,591	9.4%	14,512	8.9%	87,725	10.1%
Golf balls	41,416	15.1%	46,996	19.1%	32,640	17.4%	31,205	19.1%	152,261	17.5%
Gear, accessories and other	37,576	13.7%	34,147	13.9%	33,982	18.1%	30,849	18.8%	136,550	15.7%
	$274,053	100.0%	$245,594	100.0%	$187,850	100.0%	$163,695	100.0%	$871,192	100.0%